Exhibit 99.a

04-08
Investor Relations                  Media Relations
Southern Union Company              Southern Union Company
John F. Walsh                       Jennifer K. Cawley
Director of Investor Relations      Vice President of Corporate Communications
570-829-8662                        570-829-8839


                    SOUTHERN UNION JOINT VENTURE ENTERS INTO
              PURCHASE AGREEMENT TO ACQUIRE ENRON PIPELINE ASSETS;
               U.S. BANKRUPTCY COURT APPROVES BID PROCEDURES ORDER

         WILKES-BARRE, Pa. (BUSINESS WIRE) - June 24, 2004 - Southern Union Company ("Southern Union") (NYSE:SUG) announced today that CCE Holdings, LLC ("CCE"), a joint venture of Southern Union and its equity partner, GE Commercial Finance Energy Financial Services, has entered into a Purchase Agreement (the "Agreement") to acquire for cash 100% of the equity interests of CrossCountry Energy, LLC ("CrossCountry") from Enron Corp. and its affiliates ("Enron") for a total transaction value of $2.35 billion, including certain consolidated debt of approximately $461 million. The U.S. Bankruptcy Court for the Southern District of New York (the "Court") has issued an Order establishing CCE's Agreement as the "Stalking Horse" bid, which remains subject to Court approval, superseding the previously-announced acquisition agreement between CrossCountry and another party. Affiliates of JP Morgan and Merrill Lynch have provided to Southern Union and CCE financing commitments for the transaction.
         Thomas F. Karam, President and Chief Operating Officer of Southern Union, stated, "This acquisition will continue our growth in the regulated natural gas transmission business and will make Southern Union one of the five largest operators of interstate pipelines in North America. The CrossCountry pipelines are well-run, high-quality assets that fit nicely into our strategic long-term plans. We believe that Southern Union will continue to have one of the highest growth rates in our industry."
         Enron filed for protection under Chapter 11 of the U.S. Bankruptcy Code in 2001. Although CrossCountry and the entities in which it holds interests were not part of Enron's bankruptcy filing, the proposed transaction will nevertheless be subject to a Court-approved auction scheduled for early September. Under this process, other potential acquirers will be afforded the opportunity to submit higher and/or better offers for CrossCountry. The U.S. Bankruptcy Court also established procedures today that will govern this auction.
         The acquisition is subject to approval by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvement Act and certain state regulatory bodies, in addition to satisfaction of customary closing conditions. Closing is anticipated no later than mid-December 2004.
         CrossCountry holds interests in and operates Transwestern Pipeline Company ("Transwestern"), Citrus Corp. ("Citrus") and Northern Plains Natural Gas Company ("Northern Plains"). The pipeline system owned or operated by CrossCountry is comprised of approximately 9,900 miles of pipeline and approximately 8.5 Bcf/d of natural gas capacity.
         Transwestern owns and operates an approximately 2,600-mile pipeline that transports natural gas from the San Juan, Anadarko and Permian Basins to markets in the Mid-Continent, Texas, Arizona, New Mexico and California. Its bi-directional flow capabilities provide flexibility to adapt rapidly to regional demand. Its customers include local distribution companies, producers, marketers, electric power generators and industrial end-users.
         Citrus, a joint venture held 50% by CrossCountry and 50% by Southern Natural, an affiliate of El Paso Corporation, owns Florida Gas Transmission ("FGT") - an approximately 5,000-mile natural gas pipeline extending from south Texas to south Florida with mainline capacity of 2.1 Bcf/day. FGT has access to diverse natural gas supplies from the Gulf of Mexico, Texas and Louisiana. With over 240 delivery points and delivery connections to more than 50 natural gas fired electric generation plants, FGT serves the rapidly growing Florida peninsula. Its customers include electric utilities, independent power producers, co-generation facilities, municipal generators and local distribution companies.
         Northern Plains is one of the general partners of Northern Border Partners, LP. Northern Borders Partners holds ownership interests in Northern Border Pipeline Company, Midwestern Gas Transmission Company, Viking Gas Transmission Company and Guardian Pipeline, LLC.
         J.P. Morgan Securities Inc. is serving as financial advisor to Southern Union in connection with this transaction.

About Southern Union Company
         Southern Union Company, headquartered in Wilkes-Barre, Pennsylvania, is engaged primarily in the transportation and distribution of natural gas. Through its Panhandle Energy subsidiary, the Company owns and operates Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Sea Robin Pipeline Company, Trunkline LNG Company and Southwest Gas Storage Company. Collectively, the pipeline assets operate more than 10,000 miles of interstate pipelines that transport natural gas from the Gulf of Mexico, South Texas and the Panhandle regions of Texas and Oklahoma to major U.S. markets in the Midwest and Great Lakes region. Trunkline LNG, located in Lake Charles, Louisiana, is the nation's largest liquefied natural gas import terminal. Through its local distribution companies, Missouri Gas Energy, PG Energy and New England Gas Company, Southern Union also serves nearly one million natural gas end-user customers in Missouri, Pennsylvania, Massachusetts and Rhode Island. For more information, visit www.southernunionco.com.

Forward-Looking Information
         This release and other reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in Southern Union's service territories; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to Southern Union's gas distribution business; new legislation and government regulations and proceedings affecting or involving Southern Union; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the business of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Southern Union's, or any of its subsidiaries, debt securities ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets.

                                      #####